CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-96538) and related Prospectus of Cali Realty Corporation, as amended on October 6, 1995, the Registration Statement (Form S-3 No. 33-96542) and related Prospectus of Cali Realty Corporation, as amended on October 10, 1995, the Registration Statement (Form S-3 No. 333-09081) and related Prospectus of Cali Realty Corporation, as amended on August 9, 1996, the Registration Statement (Form S-3 No. 333-09875) and related Prospectus of Cali Realty Corporation dated August 9, 1996, and the Registration Statement (Form S-8 No. 33-91822) pertaining to the 1994 Employee and Director Stock Option Plans, as amended on September 29, 1996, the Registration Statement (Form S-3 No. 333-19101) of Cali Realty Corporation dated December 31, 1996, the registration statement (Form S-8 No. 333-19831) dated January 15, 1997, pertaining to the Cali Realty Corporation Restricted Stock Award Plan for Senior Executives and Officers in the Cali Realty Corporation Stock Purchase Program for Senior Executives and Officers of our report dated February 21, 1997, with respect to the Combined Financial Statements of the Robert Martin Group as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994 included in the Current Report on Form 8-K of Cali Realty Corporation dated March 25, 1997, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP
                                                           ---------------------
                                                               Ernst & Young LLP

New York, New York
March 25, 1997